EXHIBIT 16.2

MICHAELSON & CO., P.A.
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                                                    CERTIFIED PUBLIC ACCOUNTANTS



September 25, 2001


United States
Securities and Exchange Commission
Washington, DC 20549

Gentlemen:

We have read Item 4(a) of the Form 8-K/A dated July 10, 2001 of Diversified Product Inspections, Inc., and are in agreement with the statements contained therein. During the Registrant's two (2) most recent fiscal years and in any subsequent interim period preceding the date of our resignation as the Registrant's certifying accountants, there were no disagreements between our firm and the Registrant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. No report on the financial statements of the Registrant for the past two (2) years prepared by our firm contained an adverse opinion or a disclaimer of opinion or was qualified or modified as to uncertainty, audit scope or accounting principles.

Very truly yours,

/s/ William Michaelson, CPA
Michaelson & Co., P.A.
Certified Public Accountants